UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2015

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

9645 Scranton Road San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On April 1, 2015, Novatel Wireless, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K, dated March 26, 2015 (the “Form 8-K”), in connection with the Company’s acquisition of R.E.R. Enterprises, Inc. (“RER”) and its wholly owned subsidiaries, Feeney Wireless, LLC and Feeney Wireless IC-DISC, Inc. This Current Report on Form 8-K/A amends Item 9.01 of the Form 8-K to present certain historical financial statements of RER and its consolidated subsidiaries and certain unaudited pro forma financial information of the Company relating to the effects of the acquisition and should be read in conjunction with the Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
The audited historical financial statements of RER and its consolidated subsidiaries as of and for the year ended December 31, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma Financial Information.
The unaudited pro forma consolidated financial statements of the Company as of and for the year ended December 31, 2014, which have been prepared to give effect to the acquisition and other related transactions, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference. The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to represent what the Company’s results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project the Company’s financial position as of any future date or the Company’s results of operations for any future period.

(d)	Exhibits.

	Exhibit No.	Description
	23.1	Consent of McGladrey LLP
	99.1	Audited consolidated financial statements of R.E.R. Enterprises, Inc. as of and for the year ended December 31, 2014 and related notes to the consolidated financial statements.
	99.2	Unaudited pro forma combined condensed financial statements as of and for the year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: June 3, 2015	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President and General Counsel